                                                                   EXHIBIT 99.6



FOR IMMEDIATE RELEASE
----------------------


          RAMSAY YOUTH SERVICES, INC. ANNOUNCES THIRD QUARTER RESULTS


CORAL GABLES, FLORIDA, NOVEMBER 4, 1999 . . . RAMSAY YOUTH SERVICES, INC. (NASDAQ:RYOU) today announced the results for the third quarter ended September 30, 1999. The Company reported that total revenues for the quarter were $20,413,000 and net income reached $396,000 or $0.04 per share.

For the nine months ended September 30, 1999, the Company reported total revenues of $59,230,000. During the same period the Company also recorded net income of $2,458,000 or $0.25 per share on a fully diluted basis. These results include the impact of two non-recurring settlements in favor of the Company which increased the nine months ended period results by $1,500,000 or $0.15 per share. Excluding the positive impacts of the settlements, net income for the nine months ended September 30, 1999 would have been $958,000 or $0.10 per share on a fully diluted basis.

Commenting on the results, Luis E. Lamela, President and CEO of Ramsay Youth Services, Inc. said, "We are very pleased with these results, they reflect our commitment to quality youth programs and services."

Ramsay Youth Services, Inc. is a leading quality provider and manager of education, treatment and juvenile justice programs for at-risk youth. The Company serves youth in 8 states and Puerto Rico.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward looking statements made by the Company. Please refer to Ramsay's filings with the Securities and Exchange Commission for additional information.


                                      ###
                                 Tables Follow



Contact: Isa Diaz
         Vice President Corporate Relations
         (305) 569-4626

RAMSAY YOUTH SERVICES, INC.

OPERATING RESULTS




                                                                                QUARTER ENDED SEPTEMBER 30,
                                                        -------------------------------------------------------------------
                                                                        1999                              1998
                                                        --------------------------------   --------------------------------
TOTAL REVENUES                                          $ 20,413,000               100.0%  $ 29,081,000               100.0%

Expenses:
   Salaries, wages and benefits                           12,462,000                61.1%    17,162,000                59.0%
   Other operating expenses                                6,227,000                30.5%    10,232,000                35.2%
   Provision for doubtful accounts                           423,000                 2.1%     1,101,000                 3.8%
   Depreciation and amortization                             599,000                 2.9%       703,000                 2.4%
                                                        --------------------------------   --------------------------------
TOTAL EXPENSES                                            19,711,000                96.6%    29,198,000               100.4%
                                                        --------------------------------   --------------------------------

Income (loss) from operations                                702,000                 3.4%      (117,000)               (0.4%

Non-operating income (expenses):
   Other income                                                   --                 0.0%     7,881,000                27.1%
   Gains related to asset sales and closed businesses             --                 0.0%     2,039,000                 7.0%
   Interest and other financing charges                     (306,000)               (1.5%)   (1,215,000)               (4.2%)
                                                        --------------------------------   --------------------------------
      Total non-operating income (expenses), net            (306,000)               (1.5%)    8,705,000                29.9%

INCOME BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM                                        396,000                 1.9%     8,588,000                29.5%

Provision for income taxes                                        --                 0.0%     3,073,000                10.6%
                                                        --------------------------------   --------------------------------

INCOME BEFORE EXTRAORDINARY ITEM                             396,000                 1.9%     5,515,000                18.9%

Extraordinary item:
   Loss from early extinguishment of debt                         --                 0.0%      (888,000)              (3.0)%
                                                        --------------------------------   --------------------------------

NET INCOME                                              $    396,000                 1.9%  $  4,627,000                15.9%
                                                        ================================   ================================

Income per common share
   Basic:
     Before extraordinary item                          $        .04                       $       1.44
     Extraordinary item:                                          --                               (.24)
                                                        ------------                       ------------
                                                        $        .04                       $       1.20
                                                        ============                       ============

Diluted:
     Before extraordinary item                          $        .04                       $       1.32
     Extraordinary item:                                          --                               (.22)
                                                        ------------                       ------------
                                                        $        .04                       $       1.10
                                                        ============                       ============

Weighted average number of common shares outstanding:
   Basic                                                   8,890,000                          3,624,000
                                                        ============                       ============
   Diluted                                                 9,105,000                          3,957,000
                                                        ============                       ============


                          RAMSAY YOUTH SERVICES, INC.
                               OPERATING RESULTS

                                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                         ----------------------------------------------------------------------
                                                                        1999                                1998
                                                         ---------------------------------   ----------------------------------
TOTAL REVENUES                                           $  59,230,000               100.0%  $ 106,802,000                100.0%

Expenses:
   Salaries, wages and benefits                             35,474,000                59.9%     60,298,000                 56.5%
   Other operating expenses                                 18,699,000                31.6%     40,405,000                 37.8%
   Managed care patient costs                                       --                 0.0%      5,370,000                  5.0%
   Provision for doubtful accounts                           1,392,000                 2.3%      5,557,000                  5.2%
   Depreciation and amortization                             1,756,000                 3.0%      3,136,000                  2.9%
   Restructuring charges                                            --                 0.0%      3,927,000                  3.7%
   Asset impairment charges                                         --                 0.0%     16,738,000                 15.7%
                                                         ---------------------------------   ----------------------------------
TOTAL EXPENSES                                              57,321,000                96.8%    135,431,000                126.8%
                                                         ---------------------------------   ----------------------------------

Income (loss) from operations                                1,909,000                 3.2%    (28,629,000)               (26.8%)

Non-operating income (expenses):
   Other income                                              1,548,000                 2.6%      7,881,000                  7.4%
   Gains related to asset sales and closed businesses               --                 0.0%      2,039,000                  1.9%
   Interest and other financing charges                       (897,000)               (1.5%)    (5,654,000)                (5.3%)
   Losses related to asset sales and closed businesses              --                 0.0%    (12,483,000)               (11.7%)
                                                         ---------------------------------   ----------------------------------
      Total non-operating income (expenses), net               651,000                 1.1%     (8,217,000)                (7.7%)

INCOME (LOSS) BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM                                        2,560,000                 4.3%    (36,846,000)               (34.5%)

Provision for income taxes                                     102,000                 0.2%     13,054,000                 12.2%
                                                         ---------------------------------   ----------------------------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                  2,458,000                 4.1%    (49,900,000)               (46.7%)
Extraordinary item:
   Loss from early extinguishment of debt                           --                 0.0%     (1,636,000)                (1.6%)
                                                         ---------------------------------   ----------------------------------

NET INCOME (LOSS)                                        $   2,458,000                 4.1%  $ (51,536,000)               (48.3%)
                                                         =================================   ==================================

Income (loss) per common share:
Basic:
   Before extraordinary item                             $         .28                       $      (14.00)
   Extraordinary item:
      Loss from early extinguishment of debt                        --                                (.45)
                                                         -------------                       -------------
                                                         $         .28                       $      (14.45)
                                                         =============                       =============

Diluted:
   Before extraordinary item                             $         .25                       $      (12.82)
   Extraordinary item:
      Loss from early extinguishment of debt                        --                                (.41)
                                                         -------------                       -------------
                                                         $         .25                       $      (13.23)
                                                         =============                       =============

Weighted average number of common shares outstanding:
   Basic                                                     8,889,000                           3,624,000
                                                         =============                       =============
   Diluted                                                   9,729,000                           3,957,000
                                                         =============                       =============